                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement                [ ] Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          GENERAL DYNAMICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5) Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
--------------------------------------------------------------------------------
(2) Form, schedule or registration statement no.:
--------------------------------------------------------------------------------
(3) Filing party:
--------------------------------------------------------------------------------
(4) Date filed:
--------------------------------------------------------------------------------

                          GENERAL DYNAMICS CORPORATION

                                 PRESS RELEASE

                                  JUNE 22,1999

Tuesday, June 22, 6:30 am Eastern Time

Company Press Release

SOURCE:        General Dynamics


                        GENERAL DYNAMICS TO ACQUIRE THREE
                       UNITS OF GTE GOVERNMENT SYSTEMS FOR
                                  $1.05 BILLION

FALLS CHURCH, Va., June 22 /PRNewswire/ -- General Dynamics (NYSE: GD - news) and GTE Corporation (NYSE: GTE - news) announced today that they have entered into a definitive agreement for General Dynamics to acquire three units of GTE's Government Systems organization for $1.05 billion in cash.

The transaction has been approved by the boards of directors of both companies and is subject to normal regulatory approvals. General Dynamics will assume no GTE debt in the transaction. The acquisition will be treated for tax and accounting purposes as an asset purchase and is expected to close within 60 days. The acquisition will be immediately accretive to General Dynamics' earnings.

GTE Government Systems is a leader in the advancement of command, control, communications and intelligence systems; electronic defense systems, communication switching; and information systems for defense, government, and industry in the United States and abroad. Included in the purchase are the Communication Systems Division in Taunton, Massachusetts; Worldwide Telecommunications Services in Needham Heights, Massachusetts; and Electronic Systems Division in Mountain View, California. Together, these units have a backlog of $900 million, approximately 6,200 employees, and expect to have 1999 revenues of approximately $1.2 billion.

When the transaction closes, these units will be part of General Dynamics Information Systems and Technology business group. "This is a solid addition to our defense core and a superb strategic fit," said Nicholas D. Chabraja, General Dynamics chairman and chief executive officer. "We formed the Information Systems and Technology group in 1998 from a series of acquisitions. Anticipated 1999 revenues for the group had been estimated at $1 billion. With this acquisition, we more than double the size of the group, and tremendously expand its capabilities. The Government Systems organization gives us world-class information assurance, land communication and networking capabilities. It strengthens our signal processing, applications and decision support capabilities, and creates a world wide information systems support and services organization," Chabraja said. "We are committed to our defense customers and see significant growth opportunities in the defense electronics market. We believe this transaction provides strong career opportunities and a good corporate home to the fine GTE employees who have made their organization so successful."

GTE Chairman and CEO Charles R. Lee said, "GTE Government Systems has been a central part of GTE's heritage, and a major contributor to our success. It is gratifying that one of the defense industry's most prominent and highly regarded companies, General Dynamics, recognizes the talent and creativity of this outstanding team. At the same time, this transaction is important to GTE as we focus on our core telecommunications services and reposition ourselves for future growth."

The transaction is the most recent in GTE's previously announced initiative to sell non-core business assets to generate more than $3 billion in after-tax proceeds. On May 27, GTE announced reaching agreements to sell wireline properties in Alaska to the Alaska Telephone Exchange Acquisition Corporation, Inc. (ATEAC) and in Arizona, California and Minnesota to Citizens Utilities. Proceeds from the sale of GTE's Government Systems unit and wireline properties will be used to pay off debt that will be incurred with GTE's pending purchase of Ameritech wireless properties in Illinois and Missouri, and to invest in future high-growth strategic initiatives.

General Dynamics, headquartered in Falls Church, Virginia, supplies sophisticated defense systems and services to the United States government and its allies around the world. The company employs 29,800 people and had 1998 sales of approximately $5 billion.

GTE Corporation, based in Irving, Texas, is a leading telecommunications provider with one of the industry's broadest arrays of products and services. The company has 120,000 employees and had 1998 sales of more than $25 billion.

SOURCE:        General Dynamics

                          GENERAL DYNAMICS CORPORATION

                              MEETING OF ANALYSTS

                                  HOTEL PALACE

                               NEW YORK, NEW YORK

                                 JUNE 22, 1998

Note: This document contains forward looking statements that are subject to risks and uncertainties. It should be read in conjunction with the Company's SEC filings and disclosures.

GENERAL DYNAMICS
--------------------------------------------------------------------------------
     ACQUISITION OF GTE GOVERNMENT SYSTEMS

     Investor Presentation
     New York, NY

     N.D. Chabraja
     G. R. England
     22 June 1999

GTE/GS Transaction
--------------------------------------------------------------------------------

- Communications Systems, Worldwide Telecommunications Services & Electronic Systems Divisions

-  Cash Transaction Subject to Normal Approvals

-  No Assumption of Debt

-  Accounted for as an Asset Purchase

-  Solidly Accretive to Earnings and Cash Flow

GENERAL DYNAMICS                                                    22 June 1999

GTE/GS Financials
--------------------------------------------------------------------------------

Est. 1999 Results

- ~ $1.2 Billion Revenues

- ~ $93 Million EBIT

- ~ $112 Million EBITDA

- ~ $60 Million Free Cash From Operations

- ~ $900 Million Backlog

GENERAL DYNAMICS                                                    22 June 1999

GTE Transaction Metrics
--------------------------------------------------------------------------------

- Price as % of Est. '99 Sales -                  ~ 90%

- Price / Est. '99 EBIT -                         ~ 11.3 X

- Price / Est. '99 EBITDA                         ~  9.4 X


       ----------------------------------------------------------------
                               The Price is Right!
       ----------------------------------------------------------------

GENERAL DYNAMICS                                                    22 June 1999

SOLID DEFENSE COMMUNICATION & INTELLIGENCE BUSINESS
--------------------------------------------------------------------------------


       Communication                                    Worldwide                                  Electronic
          Systems                                   Telecommunications                              Systems
       -------------                                ------------------                             ----------

- Ground tactical communications             - Installation, operation, &                   - Intelligence and information
                                               maintenance of                                 operations
- Network security                             voice, video, & data
                                                                                            - Crypto architectures for SIGINT
- Multimedia broadband (like Army            - Network system design & integration
  distance learning)                                                                        - IT privatization for intel community
                                             - Satellite control & operation
                                                                                            - Information assurance

GD'S INFORMATION SYSTEMS & TECHNOLOGY BUSINESS
--------------------------------------------------------------------------------

         Advanced                             Information                                 Computing Devices
        Technology                              Systems                                       Canada
        ----------                            -----------                                 -----------------

- Surveillance & undersea             - Tactical avionics                         - Land, sea, & air electronics

- Networking & decision support       - Information distribution management       - Communications

- Special programs                    - Space & surveillance                      - Chemical-biological

- Secure communications               - Airborne C4I & mass storage

GOVERNMENT SYSTEMS STRENGTHENS GD IS&T PORTFOLIO
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
        CRITICAL  ENABLERS                              COMBINED CAPABILITIY
--------------------------------------------------------------------------------
Decision Support                                                 X
Mission Modeling & Simulation                                    X
CAD / CAM  Modeling                                              X
Training & Ops Modeling                                          X
Information Distribution & Management                            X
Information Assurance                                            X
Space-based Communications                                       X
Terrestrial Communications                                       X
Networking                                                       X
Processing                                                       X
Applications Software                                            X
Low-Cost IS&T Services                                           X
IS&T Systems Engineering & Integration                           X

HIGH STRATEGIC VALUE
--------------------------------------------------------------------------------

-       Increases customer presence and balance

-       Expands national and international presence

-       Enlarges full-service support across GD products

- Couples information, command and control systems with platform businesses

-       Broadens C4ISR opportunities worldwide

GENERAL DYNAMICS                                                    22 June 1999